EXHIBIT 5.1

                             GIBSON-GRUENERT, L.L.P.
                          7707 Fannin Street, Suite 203
                              Houston, Texas 77054

                                October 26, 2000

Board of Directors
Internet Venture Group, Inc.
9607 West Sam Houston Parkway South
Building 100
Houston, Texas  77049

         RE:      INTERNET VENTURE GROUP, INC.
                  REGISTRATION STATEMENT ON FORM S-8
                  2000 OMNIBUS SECURITIES PLAN

Gentlemen:

         We have acted as counsel to Internet Venture Group, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 27, 2000, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 10,000,000 shares (the "Registered Shares") of the $0.0001 par value common stock of the Company that will be issued on the exercise of stock options, restricted stock awards, unrestricted stock awards, performance stock awards, dividend equivalent rights and/or stock appreciation rights, as applicable, (collectively, the "Awards") that may be granted in the future under the 2000 Omnibus Securities Plan of Internet Venture Group, Inc. (the "Plan").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

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         Based on the foregoing, and subject to the qualifications stated
herein, we are of the opinion that the Registered Shares are duly authorized, and when issued and delivered against receipt of payment therefor in accordance with the terms of the Plan, such Registered Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                                     Respectfully submitted,


                                                     /s/ Gibson-Gruenert, L.L.P.
                                                     GIBSON-GRUENERT, L.L.P.